               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                              One Financial Center

                           Boston, Massachusetts 02111

701 Pennsylvania Avenue, N.W.                           Telephone 617/542-6000
Washington, D.C. 20004                                  Fax: 617/542-2241
Telephone: 202/434-7300                                 www.mintz.com
Fax: 202/434-7400

Stuart A. Offner                                        Direct Dial Number
                                                        617/348-1704
                                                        Internet Address
                                                        Soffner@mintz.com

                                September 4, 1997

Silicon Valley Internet Partners
70 Lincoln Street, 6th Floor
Boston, MA 02111
ATTN: Mr. Robert Gett

         Re: Silicon Valley Internet with
         Chelsea Green Associates, LP
         ----------------------------

Dear Robert:

     Enclosed please find two Subordination, Non-Disturbance and Attornment Agreements fully executed by the Lehman Brothers Holdings, Inc. as Lender.

     These should be executed by you and returned directly to:

                  David S. Lester, Esq.
                  Cooperman Levitt Winikoss Lester
                  & Newman, P.C.
                  800 Third Avenue
                  New York, NY 10022

                                                               Sincerely yours,

                                                               Stuart A. Offner

SAO:jc

Enclosure

cc:      David S. Lester, Esq.

         Mr. Dwayne Nesmith

                      LEHMAN BROTHERS HOLDINGS INC., Lender

                                     - and -

                    SILICON VALLEY INTERNET PARTNERS, Tenant

                       SUBORDINATION, NON-DISTURBANCE AND

                              ATTORNMENT AGREEMENT

                                    Dated: August 26, 1997

                                    Location: 625 Avenue of the Americas

                                    County: Manhattan

                                    UPON RECORDATION
                                    RETURN TO:

                                    Lehman Brothers Holdings, Inc.
                                    Three World Financial Center, 12th Floor
                                    New York, New York 10285-1200
                                    Attention: David Turner

SUBORDINATION, NONDISTURBANCE ATTORNMENT AND AGREEMENT

         THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made as of the 26th day of August, 1997 by and between LEHMAN BROTHERS HOLDINGS INC., having an address at Three World Financial Center, New York, New York 10285("Lender") and SILICON VALLEY INTERNET PARTNERS, having an address at 950 Tower Lane, Suite 300, Foster City, California 94406 ("Tenant").

                                    RECITALS:

         A. Tenant is the holder of a leasehold estate in a portion of the property located at 625 Avenue of the Americas, New York, New York (the "Property") under and pursuant to the provisions of a certain lease dated July 28, 1997 between Chelsea Green Associates, L.P., as landlord ("Landlord") and Tenant, as tenant (the "Lease");

         B. Chelsea Green Associates, L.P.'s interest as landlord in the Lease has been or is about to be assigned to Lehman Brothers Holdings Inc., a Delaware Corporation;

         C. The Property is or is to be encumbered by one or more mortgages, deeds of trust, deeds to secure debt or similar security agreements (collectively, the "Security Instrument") in favor of or to be assigned to Lender; and

         D. Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

                                   AGREEMENT:

         NOW, THEREFORE, the parties hereto mutually agree as follows:

         1 SUBORDINATION. The Lease shall be subject and subordinate in all respects to the lien and terms of the Security Instrument, to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements and extensions thereof.

         2 NONDISTURBANCE. So long as Tenant pays all rents and other charges as specified in the Lease and is not otherwise in default (beyond applicable notice and cure periods) of any of its obligations and covenants pursuant to the Lease, Lender agrees for itself and its successors in interest and for any purchaser of the Property upon a foreclosure of the Security Instrument, that Tenant's possession of the premises as described in the Lease will not be disturbed during the term of the Lease, as said term may be extended pursuant to the terms of the Lease or as said premises may be expanded as specified in the Lease, by reason of a foreclosure. For purposes of this agreement, a "foreclosure" shall include (but not be limited to) a sheriff's or trustee's sale under the power of sale contained in the Security Instrument, the termination of any superior lease of the Property and any other transfer of the Landlord's interest in the Property under peril of foreclosure, including, without limitation to the generality of the foregoing, an assignment or sale in lieu of foreclosure.

         3 ATTORNMENT. Tenant agrees to attorn to, accept and recognize any person or entity which acquires the Property through a foreclosure (an "Acquiring Party") as the landlord under the Lease for the then remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease. The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness. Tenant agrees, however, to execute and deliver, at any time and from time to time, upon the request of the Lender or any Acquiring Party any reasonable instrument which may be necessary or appropriate to evidence such attornment.

         4 NO LIABILITY. Notwithstanding anything to the contrary contained herein or in the Lease, it is specifically understood and agreed that neither the Lender, any receiver or any Acquiring Party shall be:

           (a) liable for any act, omission, negligence or default of any prior landlord (other than to cure defaults of a continuing nature with respect to the maintenance or repair of the demised premises or the Property); provided, however, that any acquiring Party shall be liable and responsible for the performance of all covenants and obligations of landlord under the Lease accruing from and after the date that it takes title to the Property; or

           (b) except as set forth in (a), above, liable for any failure of any prior landlord to construct any improvements;

           (c) subject to any offsets, credits, claims or defenses which Tenant might have against any prior landlord; or

           (d) bound by any rent or additional rent which is payable on a monthly basis and which Tenant might have paid for more than one (1) month in advance to any prior landlord; or

           (e) bound by any cancellation, surrender, amendment or modification of the Lease or release of liability thereunder not expressly consented to in writing by Lender or otherwise permitted by the Security Instrument in each instance; or

           (f) be liable to Tenant hereunder or under the terms of the Lease beyond its interest in the Property.

Notwithstanding the foregoing, Tenant reserves its rights to any and all claims or causes of action against such prior landlord for prior losses or damages and against the successor landlord for all losses or damages arising from and after the date that such successor landlord takes title to the Property.

         5 RENT. Tenant has notice that the Lease and the rents and all other sums due thereunder have been assigned to Lender as security for the loan secured by the Security Instrument. In the event Lender notifies Tenant of the occurrence of a default under the Security Instrument and demands that Tenant pay its rents and all other sums due or to become due under the Lease directly to Lender, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Lender or as otherwise authorized in writing by Lender. Landlord hereby irrevocably authorizes Tenant to make the foregoing payments to Lender upon such notice and demand.

         6 LENDER TO RECEIVE NOTICES. Tenant shall notify Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof shall be effective unless Lender shall have received notice of default giving rise to such cancellation and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

         7 NOTICES. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the receiving party at its address set forth above, and:

if to Tenant, to
the attention of: Dwayne Nesmith (with a copy to: Mintz, Levin, Cohn, Ferris, Glorsky and Popeo P.C., located at, One Financial Center, Boston, MA 02111,
Atten: Stuart A. Offner, ESQ.; and

if to Lender:
to the attention of: Mark Walsh

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Paragraph 7, the term "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

         Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

         8 SUCCESSORS. The obligations and rights of the parties pursuant to this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties.

         9 DUPLICATE ORIGINALS; COUNTERPARTS. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

         10 TRANSFER OF LOAN/SERVICING. Lender may sell, transfer and deliver the Note and assign the Security Instrument, this Agreement and the other documents executed in connection therewith to one or more Investors (as defined in the Security Instrument) in the secondary mortgage market or otherwise. Lender may also retain or assign responsibility for servicing the loan evidenced by the Note, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer, on behalf of the Investors. All references to Lender herein shall refer to and include any such servicer to the extent applicable. Lender may disclose the terms of this Agreement, the identity of Tenant or any principal of Tenant, or any financial information regarding Tenant or any principal of Tenant, to any Investor or potential Investor.

         IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

                  LENDER: LEHMAN BROTHERS HOLDINGS INC.


                                                     By: /s/ Mark Walsh
                                                     Name: Mark Walsh
                                                     Title: Authorized Signature

                  TENANT: SILICON VALLEY INTERNET PARTNERS

                                                     By:_______________________
                                                     Name:
                                                     Title:

The undersigned accepts and agrees to
the provisions of Paragraph 5 hereof:

LANDLORD: CHELSEA GREEN ASSOCIATES

By:_______________________________
Name:
Title:

                                ACKNOWLEDGEMENTS

State of New York,
County of New York. ss.:

On this 26th day of August, in the year one thousand nine hundred and ninety-seven before me personally came Mark Walsh to me known, who being by me duly sworn, did depose and say that he resides at 5 Hunter Lane, Rye, New York; that he is a Authorized Signature of Lehman Brothers Holdings Inc., the corporation described in, and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

                                                          /s/ Dora M. Enriquez
                                                          Notary Public

[SEAL NOT SHOWN]


State of New York,
County of New York. ss.:

On this 26th day of August, in the year one thousand nine hundred and ninety-seven before me personally came _________________________, to me known to be the person who executed the foregoing instrument, and who, being by me duly sworn, did depose and say that he is a member of the firm of Silicon Valley Internet Partners, a co-partnership, and he executed the foregoing instrument in the firm name of ____________________; and that he had the authority to sign the same, and he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.

                                                          --------------------
                                                          Notary Public